UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 25, 2008
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 25, 2008, the Company’s Board of Directors appointed Bradley A. Boaz to the Board of Directors of TIB Financial Corp. Mr. Boaz, 49, has served the Barron Collier Companies (BCC) in various positions since 1990 where he currently serves as the Interim Chief Executive Officer. His tenure at the BCC has included the responsibilities of Chief Financial Officer along with oversight of the Treasury Services, Taxation, Accounting, Information Technology and Legal Services functions. Mr. Boaz is an active Naples community leader being affiliated with the Regional Business Alliance and Collier County Productivity Committee. Mr. Boaz attended Leadership Institute 2005 and is a graduate of the Leadership Collier Class of 2002. Additionally, Mr. Boaz has served as a board member of the Economic Development Council for Collier County from 2000 to 2005, as former Co-chairman of the Economic Development Council Public Policy Committee and as an Executive Committee Member of the Economic Development Council for Collier County.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: November 25, 2008	By:	/s/ Stephen J. Gilhooly
Stephen J. Gilhooly
EVP, Chief Financial Officer and Treasurer